UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Starwood Property Trust, Inc.

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Repurchase Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2019, SPT Infrastructure Finance Sub-4, LLC (“Seller 1”), SPT Infrastructure Finance Sub-4 (DT), LLC (“Seller 2”) and SPT Infrastructure Finance Sub-4 (OT), Ltd. (together with Seller 1 and Seller 2, collectively, the “Sellers”), each an indirect wholly-owned subsidiary of Starwood Property Trust, Inc. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with MUFG Bank, Ltd. (the “Buyer”).  The Repurchase Agreement will be used to finance the acquisition or origination by the Sellers of eligible loans as more particularly described in the Repurchase Agreement.  The Repurchase Agreement provides for asset purchases by the Buyer of up to $500 million (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum Pricing Rate equal to 30, 60, 90 or 180 day LIBOR (at Sellers’ option for each transaction) plus a margin as agreed upon by Buyer and Seller for each transaction. The maturity date of the Facility is February 6, 2020, subject to one (1) twelve (12) month extension option, which shall automatically be exercised as long as Sellers have not provided written notice to Buyer expressing their intention to not exercise the extension and subject to satisfaction of certain customary conditions.

In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees up to a maximum liability of 50% of the then outstanding obligations of Sellers under the Repurchase Agreement.

The Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to interest expense for any calendar quarter shall not be less than 2.0 to 1.0; (ii) ratio of total indebtedness to total assets shall not be greater than .75 to 1.0; (iii) cash liquidity shall not be less than $35 million and near cash liquidity shall not be less than $135 million; (iv) tangible net worth shall not be less than the sum of (x) $3,111,095,000, plus (y) seventy-five percent (75%) of the aggregate net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by the Company in connection with such issuance or sale) received by the Company from any issuance or sale of capital stock (other than capital stock constituting convertible debt securities) occurring after February 6, 2019; and (v) ratio of EBITDA to fixed charges shall not be less than 1.5 to 1.0.

The foregoing summary of the Repurchase Agreement and the transactions contemplated thereby contained in this Item 2.03 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Repurchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms used in this Item 2.03 have the meaning given to such terms in the Repurchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD PROPERTY TRUST, INC.

Dated: February 12, 2019	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel